Exhibit 8.1

633 Seventeenth Street, Suite 3000, Denver, CO 80202-3622
Telephone: 303.297.2900 Fax: 303.298.0940 www.shermanhoward.com

April 15, 2015

GCI, Inc.

2550 Denali Street, Suite 1000

Anchorage, Alaska 99503-2751

Re:                             GCI, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to GCI, Inc., an Alaska corporation (the “Issuer”), in connection with the public offering of $450,000,000 aggregate principal amount of the Issuer’s 6.875% Senior Notes due 2025 (the “2025 Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) pursuant to which the 2025 Exchange Notes will be issued in exchange for a like principal amount of the Issuer’s issued and outstanding 6.875% Senior Secured Notes due 2025 (the “Original 2025 Notes”) pursuant to (i) the Registration Statement on Form S-4 (the “Registration Statement”) as filed by the Issuer on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus (the “Prospectus”) that forms a part of the Registration Statement.

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Prospectus under the caption “Material United States Federal Income Tax Consequences”, we confirm that such discussion, insofar as it concerns conclusions of law, constitutes our opinion as to the material United States federal income tax consequences relating to the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer and of the ownership and disposition of Exchange Notes acquired pursuant to the Exchange Offer.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sherman & Howard L.L.C.